US BANCORP                                                      FOR YOUR RECORDS
PIPER JAFFRAY

1200 Fifth Avenue, Suite 1500
P.O. Box 34090
Seattle, WA  98124-1930

206 257-8700



CONFIDENTIAL

January 19, 2000

TopTeam, Inc.
1111 Tamarind Avenue
Hollywood, California 90038

Attention:  Robert M. Wallace
            Chairman

Gentlemen:

This is to confirm the agreement between TopTeam, Inc. (the "Company") and U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray") as follows:

ENGAGEMENT. U.S. Bancorp Piper Jaffray will act as the Company's agent with respect to the proposed acquisition of or merger with the Giant Step division of Leo Burnett Company, Inc. (the "Target"). For purposes of the agreement, "acquisition" means any transaction or combination of transactions whereby 20% or more of the equity interest in the Target, or any of its businesses or assets, is transferred to the Company, any affiliate of the Company or any group of which the Company or any Company affiliate is a member.

SERVICES. Working with the Company's legal counsel and others where appropriate, U.S. Bancorp Piper Jaffray will (i) advise the Company concerning valuation, acquisition strategy and deal structure, (ii) assist the Company in negotiations related to the transaction, (iii) advise the Company with respect to the principal financial provisions of major documents involved in the transaction and (iv) provide such other directly related, customary services as reasonably requested by the Company.

In the event requested by the Company, in connection with an acquisition of or merger with the Target, render an opinion to the Board of Directors of the Company as to the fairness, from a financial point of view, of the consideration to be paid by the Company, U.S. Bancorp Piper Jaffray understands that its fairness opinion may be described in and annexed to proxy materials distributed to the Company shareholders. The Company hereby agrees that U.S. Bancorp Piper Jaffray will have the right to review and approve the form and content of any reference to U.S. Bancorp Piper Jaffray or its opinion in such proxy materials or in other written materials distributed by the Company or filed by the Company with any governmental agency or securities exchange.

Nondeposit investment products are not insured by the FDIC, are not deposits or other obligations of or guaranteed by U.S. Bancorp National Association or its affiliates, and involve investment risks, including possible loss of the principal amount invested. Securities products and services are offered through U.S. Bancorp Piper Jaffray Inc., member SPC(_) and NYSE, Inc., a subsidiary of U.S. Bancorp.

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TopTeam, Inc.
Page 2
January 19, 2000


FEES AND EXPENSES. In consideration of U.S. Bancorp Piper Jaffray's services, the Company shall pay U.S. Bancorp Piper Jaffray the following fees:

         (a) $250,000 in cash upon rendering the opinion, if any, referred to above;

         (b) in the event an acquisition of the Target is consummated pursuant to an agreement or commitment which is entered into
                  (i) during the term of this agreement or (ii) during the 12 month period following termination of this agreement, a cash fee equal to $600,000; and

         (c) in the event the Company does not consummate an acquisition of Target, but receives some form of break-up fee or similar form of consideration or compensation ("Break-Up Fee") in connection with its attempt to complete an acquisition of Target, the Company shall pay to U.S. Bancorp Piper Jaffray an in-kind fee equal to 33% of the Break-Up Fee.

The entire fee payable pursuant to item (b) above shall be paid in cash via wire transfer to U.S. Bancorp Piper Jaffray at closing. Any fee payable pursuant to item (c) above shall be paid at the time such Break-Up Fee is received by the Company.

In the event a cash fee is payable pursuant to item (b) above, the Company shall immediately issue to U.S. Bancorp Piper Jaffray a warrant or warrants (the "Warrants") to purchase 50,000 shares of the Company's most senior equity securities at the time of the consummation of the acquisition of Target. All Warrants shall be exercisable at a price equal to the lower of $7.50 or the fair value of the Company at the time of the acquisition of Target. For purposes of this letter, the fair value of the Company at the time of the acquisition of Target is defined as the total value of the combined entity divided by the number of shares of equity securities outstanding immediately following the closing. The Warrants shall be in form mutually acceptable to each of the Company and U.S. Bancorp Piper Jaffray. The Warrants shall include mutually acceptable provisions customary in private equity transactions, including without limitation, anti-dilution protection, continuation of warrant exercise rights following any redemption or conversion of the Securities, registration rights, and cashless exercise rights. The Warrants shall expire on the earlier of (i) the tenth anniversary of their issuance, or (ii) the fourth anniversary of the initial underwritten public offering of the Company's Common Stock which results in mandatory conversion of the Securities.

Upon receipt of an invoice, the Company will also reimburse U.S. Bancorp Piper Jaffray for its reasonable out-of-pocket expenses, including fees and disbursements of counsel, whether or not an acquisition is consummated; provided, that such expenses shall not exceed $50,000 without the consent of the Company.

TERM. The term of our engagement hereunder will extend from the date hereof until termination by either party upon 30 days' written notice; provided such notice shall not be given prior to three months from the date hereof.

INDEMNIFICATION. The Company agrees (i) to indemnify and hold U.S. Bancorp Piper Jaffray (which term includes its directors, controlling persons (as such term is defined under the Securities Act of 1933), officers, employees and agents) harmless against and from all losses, claims, damages or liabilities, and all

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TopTeam, Inc.
Page 3
January 19, 2000


actions, claims, proceedings and investigations in respect thereof, arising out of or in connection with this engagement or U.S. Bancorp Piper Jaffray's services rendered in connection with this engagement, and to reimburse U.S. Bancorp Piper Jaffray for all reasonable legal and other out-of-pocket expenses as incurred by U.S. Bancorp Piper Jaffray in connection with investigating, preparing or defending any such action, claim, proceeding or investigation; and
(ii) that U.S. Bancorp Piper Jaffray shall not have any liability to the Company or its affiliates, directors, officers, employees, agents, creditors or shareholders, directly or indirectly, related to or arising out of this engagement; provided, however, the Company shall not be so liable for indemnification and U.S. Bancorp Piper Jaffray shall not be exculpated from liability to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted primarily and directly from U.S. Bancorp Piper Jaffray's gross negligence or willful misconduct.

If for any reason the foregoing indemnification and reimbursement is unavailable to U.S. Bancorp Piper Jaffray or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by U.S. Bancorp Piper Jaffray as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and U.S. Bancorp Piper Jaffray on the other hand, the relative fault of the Company and of U.S. Bancorp Piper Jaffray and any relevant equitable considerations, provided that, in no event, will the aggregate contribution of U.S. Bancorp Piper Jaffray hereunder exceed the amount of fees actually received by U.S. Bancorp Piper Jaffray pursuant to this agreement.

The reimbursement, indemnity and contribution obligations of the Company under this agreement shall be in addition to any liability which the Company may otherwise have, shall survive any termination of this agreement and shall be binding upon and extend to the benefit of any successors, assigns, heirs and personal representatives of the Company and U.S. Bancorp Piper Jaffray.

MISCELLANEOUS. Our agreement represented by this letter shall be governed by the laws of Minnesota. Any dispute or controversy arising out of this agreement shall be determined by arbitration conducted in accordance with the rules of the New York Stock Exchange or the National Association of Securities Dealers, Inc. then in effect. Any arbitration award shall be final and binding upon the Company and U.S. Bancorp Piper Jaffray, and judgment upon the award may be entered in any court having jurisdiction. The Company agrees that U.S. Bancorp Piper Jaffray has the right to place advertisements in mailings and financial and other newspapers and journals at its own expense describing its services to the Company hereunder for any completed transactions and using the Company logo.

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TopTeam, Inc.
Page 4
January 19, 2000


If this letter correctly sets forth the understanding between us, please so indicate by signing on the designated space below and returning a signed copy to us, whereupon this letter shall constitute the agreement between us.

Sincerely,

U.S. BANCORP PIPER JAFFRAY INC.


By /s/ JOHN R. JACOBS
   ---------------------------------
   John R. Jacobs, Managing Director


Agreed and accepted this 19th day of January 2000.


TOPTEAM, INC.

By /s/ BRIAN P. BURNS, JR.
   ---------------------------------

Title Secretary
     -------------------------------